As independent public accountants, we are hereby consent to the incorporation of our reports dated March 24, 2000 included or incorporated by reference in this Form 10-K, into Atlantic American Corporation's previously filed Registration Statements (File Nos. 33-56866, 333-90063 and 333-90057).


 /s/ Arthur Andersen LLP

Atlanta, Georgia
March 24, 2000